EXHIBIT 99.2

Double Eagle Petroleum Co. 2007 Annual Meeting Financial & Operating Update Presented by Stephen H. Hollis CEO

This presentation may contain projections and other forward-looking statements within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended. Any such projections or statements reflect the Company's current views with respect to future events and financial performance. No assurances can be given, however, that these events will occur or that such projections will be achieved and actual results could differ materially from those projected. A discussion of important factors that could cause actual results to differ materially from those projected, such as decreases in oil and gas prices and/or unexpected decreases in oil and gas production, is included in the Company's periodic reports filed with the Securities and Exchange Commission. Double Eagle Petroleum Co. DISCLAIMER Cautionary Note to U.S. Investors - The United States Securities and Exchange Commission permits oil and gas companies, in their filings with the SEC, to disclose only proved reserves that a company has demonstrated by actual production or conclusive formation tests to be economically and legally producible under existing economic and operating conditions. We use certain terms in this presentation, such as "probable" reserves and "possible" reserves, that the SEC's guidelines strictly prohibit us from including in filings with the SEC. U.S. Investors are urged to consider closely the disclosure in our Form 10-K File No. 0-6529, available from us at Computershare Investor Services, Inc. 350 Indiana St. Golden, CO 80401. You can also obtain this form from the SEC by calling 1-800-SEC-0330.

Double Eagle Petroleum Co. Rocky Mountain Natural Gas Exploration & Production Co. NASDAQ (Global Select Market) "DBLE" Market Capitalization $180,000,000 (05/21/07) Shares Outstanding 9,141,104 (05/21/07) 50.7 BCFE of Proved Reserves (12/31/06) 8,506 MCFE/D (Q1 2007 average)

Double Eagle Petroleum Co. 2003 2004 2005 2006 Est. 2007 Leasehold 2287 297 407 100 1000 Exploration 231 324 3693 11304 3500 Development 7564 8366 9494 10046 48500 Pipeline 5378 Capital Spending ($ 000)

Double Eagle Petroleum Co. 2002 2003 2004 2005 2006 Revenue 2270 6138 13267 20502 19032 Net Cash Flow 119 3239 7435 10319 10951 Revenue and Cash Flow ($000s)

2006 vs. 2005 Year Comparison Revenues - 07% Cash Flow + 06% Operating Income - 38% Proved Reserves + 03% PV10 (bfit) - 47% Double Eagle Petroleum Co.

2007 Q1 vs. 2006 Q1 Revenues + 07% Production Costs + 67% G&A - 08% DD&A + 39% Double Eagle Petroleum Co.

Double Eagle Petroleum Co. Finding Costs $ / MCFE 2002 2003 2004 2005 2006 $ MCFE 1.15 1.01 0.57 0.66 1.44

Double Eagle Petroleum Co. $.50/MCFE change in price 1MMcfe/d increase in production @8,506 MCFE/D (Q1 2007) @$6.03 (ave Q1 2007 price) $.098 EPS change $.052 EPS change $1,366,000 cash flow change $726,000 cash flow change With 35% of our production sold forward at 4/1/07: $.064 EPS change Does not change production $888,000 cash flow change leverage Natural Gas Leverage

Double Eagle Petroleum Co. Cash Flow from Operations Current LOC - $50 million Current Borrowing Base - $25 million, $8.9 million outstanding at 03/31/07 Borrowing Base Additions - Bank will give 50-65% of added proved developed reserves (PV10%) Effective S-3 Shelf - $200 million ($190 million available) Project Financing Capabilities

7.242 7.625 7.874 3.630 7.167 3.668 7.288 8.177 8.454 6.880 Casper Denver Cow Creek Field Spot prices for 05/21/07 flow date Pinedale Anticline Christmas Meadows Double Eagle Petroleum Co.

Double Eagle Petroleum Co. Daily Basis Differential to New York

Double Eagle Petroleum Co. Proved Reserves 2002 2003 2004 2005 2006 PDP 12.6 17.1 18.2 24.2 31.6 PUD 5.3 6.9 18.4 25 19.1

Double Eagle Petroleum Co. 2002 2003 2004 2005 2006 Prod mmcfe 1132 1425 2661 3069 3217 New mmcfe 3331 7353 15311 15700 10395 2006 - 323% Production Replacement 5-Year Weighted Average 453% Reserve Replacement

Double Eagle Petroleum Co. WY/UT Projects Index Map DBLE Acreage Totals (12/31/06) Gross - 556,389 Net - 252,962

Atlantic Rim (EIS Record of Decision issued May 21) Fully Developed (Projected: 5 years) DBLE in 1800 gross CBM wells 259 net wells possible Double Eagle Petroleum Co.

Double Eagle Petroleum Co. Atlantic Rim 2007 Planned 2007 drilling activity with expected hook up timing Catalina Unit (14 wells averaging 371 Mcf/well/day in December 2006): 10 additional new wells in Pod A - hook ups expected late 2007 24 new wells in Pod B - hook ups expected early 2008 Sun Dog Unit (12 wells averaging 357 Mcf/well/day in December 2006): 69 new wells - hook ups expected to begin late 2007, expect to be completed in 2008 Doty Mountain Unit (24 wells averaging 54 Mcf/well/day in December 2006): 22 new wells drilled in 2006 - expected to be hooked up in 2007 REX - Second leg opening in early 2008 should coincide with increased Atlantic Rim production coming on line

Pinedale Anticline Down spacing to 10 acres 7 New Wells On Line in late 2006 7 New Wells Awaiting 2007 Hookup Expect 15-20 New Wells drilled 2007 Double Eagle Interests: 0-13,000' 13,000-basement Mesa A .312% orri .312% orri (29 wells at 12/31/06) Mesa B 8.0% WI 12.5% WI (33 wells at 12/31/06) Mesa C 6.4% CWI 3.125% orri (11 wells at 12/31/06) Double Eagle Petroleum Co.

Double Eagle Petroleum Co. South Fillmore Prospect Drilled to total depth: 8,155 foot Mesaverde test, production casing set Fraced August 9 Rates as of August 21 - 900 mcf of gas, 60 bbls of oil, currently testing 100% working interest in first well, sold 50% interest in northern six sections to outside party who will start drill first well this summer Six sections of leases encompassing 3,840 gross acres Farmout from Anadarko and Warren Resources on four additional sections encompassing 2560 gross acres 80 locations on 80 acre spacing

Double Eagle Petroleum Co. South Fillmore COMPLETION 7904 - 7911 Bridge Plug 7930' 8100 8000 7900 7800 Hydraulic Fractures bound by dominant shale layers. Gamma Ray Density Perforations 7936 - 7948 18

Double Eagle Petroleum Co. Christmas Meadows Prospect Double Eagle owns 41,237 gross acres Double Eagle holds 31% WI in first well Target depth 15,750 tested Frontier and Dakota Potential targets at: 18,000' - Nugget 23,000' - Madison

12,000 8,000 4,000 SL -4000 -8000 -12,000 -16,000 -20,000 -24,000 M P Tw Uinta Mountain Group Frontier Hilliard Mowry, Dakota,LK North Flank Thrust Kfu Kmv Kh Frontier Mowry Dakota J Nugget Tr Phosphoria Morgan, Weber Miss Ord Cambrian Hogsback Thrust NW SE Table Top Unit #1 Location Double Eagle Petroleum Co. Christmas Meadows Prospect A A'

Double Eagle Petroleum Co. Huntington Valley, NV Acreage 166,806 gross acres, 164,571 net acres at December 31, 2006 Average cost of less than $5 per acre Expect at least one well to be drilled in 2007 in which we will participate

Double Eagle Petroleum Co. Huntington Valley, NV

Double Eagle Petroleum Co. 5 Year Stock Performance As of 05/21/2007

Double Eagle Petroleum Co. Summary Highlights Management has successfully grown the company through good times and bad. 11% of stock owned by management strongly aligning their interests with shareholders. Eastern Washakie Midstream - 13 mile pipeline connecting our Cow Creek field in the Atlantic Rim to interstate pipeline for access east, 100 MMcf/d capacity. Atlantic Rim Projects hold low risk development drilling potential for several years. Past finding cost well below industry average of $2.47/mcf (per John S. Herold Inc.), and we believe 2007 will be more of the same.